UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

NEW ENTERPRISE STONE & LIME CO., INC.

(Exact name of registrant as specified in charter)

DELAWARE	333-176538	23-1374051
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

3912 Brumbaugh Road

P.O. Box 77

New Enterprise, PA 16664

(Address of principal executive offices)

(814) 766-2211

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On January 24, 2012, New Enterprise Stone & Lime Co., Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to the Term Note, dated August 29, 2011, by and among the Company, Protection Services Inc., Gateway Trade Center Inc., EII Transport Inc., Work Area Protection Corp., SCI Products Inc., Precision Solar Controls Inc. and ASTI Transportation Systems Inc. as borrowers  (collectively, the “Borrowers”), and Manufacturers and Traders Trust Company (“M&T”) as lender (the “M&T Loan”) providing for term loans by M&T to the Borrowers of up to $20 million on a senior secured basis.  Under the Amendment, M&T agreed to convert the M&T Loan and outstanding borrowings thereunder into a revolving credit facility of up to $20 million that may be borrowed from time to time on a senior secured basis, and to release all New York real estate properties from the security interests securing borrowings under the M&T Loan.  The maturity of the M&T Loan remains unchanged at March 1, 2012 and the M&T Loan will continue to bear interest on the basis of one month LIBOR plus a 5% margin.  Borrowings under the M&T Loan continue to be secured by liens on certain Pennsylvania and Florida real estate properties.  All other terms of the M&T Loan remain unchanged.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an off-Balance Sheet Arrangement of a Registrant

The Company’s disclosures under Item 1.01 above are hereby incorporated by reference in this Item 2.03.

Item 9.01                                             Financial Statements and Exhibits

d) Exhibits.

No.	Description

10.39	First Amendment to Term Note, dated January 24, 2012, among the Company and certain of its subsidiaries as borrowers and Manufacturers and Traders Trust Company as lender.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEW ENTERPRISE STONE & LIME CO., INC.

	By:	/s/ Paul I. Detwiler, III
Paul I. Detwiler, III
President, Chief Financial Officer, and Secretary

Date: January 26, 2012

EXHIBIT INDEX

No.	Description

10.39	First Amendment to Term Note, dated January 24, 2012, among the Company and certain of its subsidiaries as borrowers and Manufacturers and Traders Trust Company as lender.